EXHIBIT 1
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                            ARTICLES OF INCORPORATION
                                       OF
                         THE SHEPHERD STREET FUNDS, INC.

     FIRST: The undersigned, Vera M. Norris, whose post office address is 11 East Chase St., Baltimore, MD 21202 being at least eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereinafter called the Corporation) is:

                         THE SHEPHERD STREET FUNDS, INC.

     THIRD: The purpose or purposes of the corporation shall be: Regulated Investment Company

     FOURTH: The post office address of the principal office of the Corporation in Maryland is 11 East Chase Street, Baltimore, MD 21202. The name and post office address of the resident agent is CSC-Lawyers Incorporating Service Company, at the same address. Said resident agent is a domestic corporation of the State of Maryland.

     FIFTH: The total number of shares of stock which the Corporation has authority to issue is

            Five Hundred Thousand (500,000,000) at 0.0001 par value

     SIXTH: THE NUMBER OF DIRECTORS OF THE Corporation shall be 1 which number may be increased or decreased pursuant to the by-laws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name (s) of the director (s) who shall act until their successors are duly chosen and qualified is (are):

                                Terence P. Smith

     SEVENTH: the duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation on July 16, 1998, and severally acknowledged the same to be my act.

                                                    ----------------------------
                                                    Vera M. Norris, Incorporator


                           ACTION OF SOLE INCORPORATOR
                         THE SHEPHERD STREET FUNDS, INC.
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     The  undersigned,  without a meeting,  being the sole  incorporator  of the
Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                  TERRANCE P. SMITH

                                                    ----------------------------
                                                    Vera M. Norris, Incorporator

Dated:  July 16, 1998